EXHIBIT 23.1


                          SCHUMACHER & ASSOCIATES, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         2525 FIFTEENTH STREET, SUITE 3H
                                DENVER, CO 80211



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Del Mar Income Partners, Ltd. on Form S-11, of our report dated July 7, 2004, relating to the financial statements of Del Mar Income Partners, Ltd. for the period from November 4, 2003 (inception) through December 31, 2003.


/s/ Schumacher & Associates, Inc.
---------------------------------
Schumacher & Associates, Inc.
Denver, Colorado

August 9, 2004